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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of MedQuest, Inc. of our report dated June 7, 2002, except for the information in note 18 for which the date is August 8, 2002, relating to the financial statements of MQ Associates, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
December 30, 2002